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                                                                     EXHIBIT 4.1



                         FORM OF SUBSCRIPTION AGREEMENT

                              February      , 1996

New World Coffee, Inc.
379 West Broadway
New York, New York 10012

Gentlemen:

  1. SUBSCRIPTION. The undersigned hereby subscribes for                shares
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of Common Stock (the "Stock") of New World Coffee, Inc., a Delaware corporation
(the
"Company).

  2. ACCEPTANCE OF SUBSCRIPTION. The undersigned is tendering payment for the
     --------------------------
subscribed for Stock by wire transfer in the amount of $      to the order of
Robert E. Levy, Esq. as Escrow Agent (the "Escrow Agent"). This Subscription Agreement, the Investor Questionnaire, for U.S. citizens or residents an Internal Revenue Service Form W-9, and the Registration Rights Agreement should be delivered to New World Coffe at 379 West Broadway, New York, NY 10012,
Attention: Jerry Novack. If this subscription is rejected by the Company, the amount tendered by the investor shall be promptly returned in full to the undersigned by the Escrow Agent, without interest or deduction, and this Subscription Agreement shall be null and void and of no further force or effect. The Company shall have the right to reject this subscription, in whole or in part.

3. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby
   -------------------------------------------------
represents and warrants to the Company as follows:

(a) The undersigned can bear the economic risk of this investment and can afford a complete loss thereof. The undersigned (i) has sufficient liquid assets to pay the full purchase price for the Stock, (ii) has adequate means of providing for the undersigned's current and presently foreseeable, future financing needs,
(iii) has no present need for liquidity of the investment in the Stock, and (iv) has ample liquid resources.


(b) The undersigned qualifies as an "Accredited Investor" as defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act").

  (c) The undersigned and such other persons as the undersigned found it necessary or advisable to consult, have sufficient knowledge and experience in business and
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New World Coffee, Inc.
February      , 1996
Page 2



financial matters to evaluate the risks of this investment and to make an informed investment decision with respect thereto.

(d) The undersigned had the opportunity to ask questions of, and to receive answers from, the Company and its representatives, with respect to the Company and the terms and conditions of this offering. The undersigned and the undersigned's representatives, if any, have been offered access to the books and records of the Company. All materials and information requested by the undersigned and the undersigned's representatives, if any, including any information requested to verify any information furnished, have been made available to the undersigned.


(e) The undersigned understands that the Stock has not been registered under the Act, nor pursuant to the provisions of the securities or other laws of any other applicable jurisdiction.


(f) The undersigned is making the investment hereunder for the undersigned's own account and not for the account of others and for investment purposes only and not with a view to the distribution or resale thereof.


(g) The undersigned acknowledges that the certificates for the Stock which the undersigned will receive shall contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EITHER A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT.

(h) The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.
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New World Coffee, Inc.
February      , 1996
Page 3



(i) The undersigned understands the meaning and legal consequences of the foregoing representations and warranties. Each such representation and warranty shall survive the purchase of the Stock by the undersigned.

       4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          ----------------------------------------------

(a) The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company has all requisite power and authority to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.


(b) All corporate action required to be taken by the Company prior to the issuance and sale of the Stock has been taken; and the Stock when issued shall be duly and validly issued.

5. REGISTRATION RIGHTS. The parties acknowledge that simultaneously herewith
   ---------------------
they are entering into a Registration Rights Agreement providing for the registration of the Stock under the Act under certain circumstances.


6. FURTHER DOCUMENTS. The parties agree to execute any and all such further
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instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

7. ASSIGNABILITY. This Subscription Agreement is not transferable or assignable
   ---------------
by the undersigned.

8. INDEMNIFICATION. The undersigned hereby agrees to indemnify and hold harmless
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the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the undersigned and contained in this Subscription Agreement or (b) arise out of or are based upon any breach of any representation, warranty or agreement made by the undersigned herein.
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New World Coffee, Inc.
February      , 1996
Page 4



9. APPLICABLE LAW. This Subscription Agreement shall be governed by and
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construed in accordance with the internal laws of the State of New York, applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.


10. MODIFICATION. This Subscription Agreement may not be amended, modified or
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terminated except by an instrument in writing signed by all parties hereto.


11. COUNTERPARTS. This Subscription Agreement may be executed through the use of
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separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.


IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement
this             day of February, 1996.



                                Name of Investor:


                                Social Security or
                                Tax I.D. No.


ACCEPTED:

NEW WORLD COFFEE, INC.



  By:   Date:
  Name:
  Title: